Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES FIRST QUARTER 2022 RESULTS

Home sale revenues growth of 19% and a 380 basis point expansion of our gross margin from home sales to 25.7% resulted in a 34% increase in net income for the quarter

DENVER, COLORADO, Thursday, April 28, 2022. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended March 31, 2022.

“MDC delivered strong results in the first quarter of 2022 both in terms of profitability and order activity,” said MDC's’ Executive Chairman, Larry Mizel. “We generated earnings of $2.02 per diluted share for the quarter, representing a 34% improvement over the first quarter of 2021. This significant increase to our bottom-line results was largely driven by a 19% year-over-year rise in home sale revenues and a 380-basis point improvement in our home sale gross margin to 25.7%. Our teams did an excellent job delivering homes in a timely manner this quarter in what continues to be a challenging supply chain environment, as we came in near the high-end of our stated guidance with total new home deliveries of 2,233 units.”

Mr. Mizel continued, “We continued to see solid demand across our homebuilding divisions during the quarter, as evidenced by our sales pace of 5.4 homes per community per month. The combination of favorable demographics, strong local economies and historically low inventory levels in our markets has created an excellent operating environment for our company. We have strategically positioned MDC to address the needs of today’s homebuyer and believe this is reflected in our strong results this quarter.”

Mr. Mizel concluded, “With a strong balance sheet, a seasoned management team and a sizable quarter-end backlog, MDC is in a great position to deliver on its goals for the year. Our growing presence in high growth markets and focus on more affordable price points has led to record levels of profitability for our company, and we continue to see strong demand at our communities despite the recent rise in interest rates. As a result, we remain positive about the future of MDC.”

“Traffic levels at our communities and online remained strong during the first quarter” said David Mandarich, MDC’s President and Chief Executive Officer. “Traffic conversion rates also stayed at high levels despite the higher mortgage rate environment, as the ongoing imbalance between housing demand and supply continued to create a sense of urgency with prospective buyers. We believe that this is a testament to the strength of the housing market as well as our approach to the business, which focuses on a build-to-order operating model that allows for personalization. It is also a testament to our teams’ ability to successfully adapt and adjust to changing market conditions.”

Mr. Mandarich concluded, "We recently announced that we have agreed to acquire substantially all of the homebuilding assets of The Jones Company of Tennessee, L.L.C. We believe that this transaction, combined with the organic land pipeline we have secured since starting in Nashville approximately one year ago, has the potential to launch MDC into a leadership position in the Nashville market."

2022 First Quarter Highlights and Comparisons to 2021 First Quarter

•Home sale revenues increased 19% to $1.24 billion from $1.04 billion
◦Unit deliveries up 3% to 2,233
◦Average selling price of deliveries up 16% to $556,000
•Homebuilding pretax income increased 66% to $188.5 million from $113.5 million
◦Gross margin from home sales increased 380 basis points to 25.7% from 21.9%
◦Inventory impairment and warranty adjustment totaled $3.1 million in Q1 2022
•Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 60 basis points to 10.4%
•Net income of $148.4 million, or $2.02 per diluted share, up 34% from $110.7 million or $1.51 per diluted share
◦Effective tax rate of 26.5% vs. 23.3%
•Dollar value of net new orders increased 12% to $1.84 billion from $1.64 billion
◦Average selling price of net orders up 14%
◦Unit net orders decreased 2% to 3,151
•Dollar value of ending backlog up 26% to $4.95 billion from $3.93 billion
◦Unit backlog increased 11% to 8,558
◦Average selling price of homes in backlog up 13%

2022 Outlook and Other Selected Information1, 2

•Projected home deliveries for the 2022 second quarter between 2,400 and 2,600
◦Projected average selling price for 2022 second quarter unit deliveries between $560,000 and $570,000
◦Projected gross margin from home sales for the 2022 second quarter exceeding 26.0% (excluding impairments and warranty adjustments)
•Projected full year 2022 home deliveries between 10,500 and 11,000
•Projected lots controlled of 37,812 at March 31, 2022, up 18% year-over-year
•Recently announced acquisition of substantially all of the homebuilding assets of The Jones Company of Tennessee, L.L.C. ("Jones") is expected to close near the end of the second quarter of 2022
◦Expected to add approximately 10 selling communities, 1,700 controlled lots and 150 units to backlog
•Quarterly cash dividend of fifty cents ($0.50) per share declared on April 25, 2022, up 25% year-over-year
◦Consistent dividend program for over 25 years
◦Quarterly dividend has more than doubled in the past five years

1 See "Forward-Looking Statements" below.
2 Projected metrics do not reflect the impact of the asset acquisition of Jones. Any impact is not expected to be significant.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 220,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise, Nashville, Austin and Albuquerque. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2022, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
	2022	2021

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,240,520	$1,041,858
Home cost of sales	(921,378)	(813,888)
Inventory impairments	(660)	—
Total cost of sales	(922,038)	(813,888)
Gross profit	318,482	227,970
Selling, general and administrative expenses	(129,314)	(114,993)
Interest and other income	755	967
Other expense	(1,424)	(437)
Homebuilding pretax income	188,499	113,507

Financial Services:
Revenues	29,131	45,023
Expenses	(16,935)	(15,105)
Other income, net	1,187	887
Financial services pretax income	13,383	30,805

Income before income taxes	201,882	144,312
Provision for income taxes	(53,461)	(33,622)
Net income	$148,421	$110,690

Comprehensive income	$148,421	$110,690

Earnings per share:
Basic	$2.09	$1.58
Diluted	$2.02	$1.51

Weighted average common shares outstanding:
Basic	70,766,146	69,790,927
Diluted	72,938,414	72,788,177

Dividends declared per share	$0.50	$0.37

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2022	December 31, 2021

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$474,447	$485,839
Restricted cash	6,400	12,799
Trade and other receivables	114,823	98,580
Inventories:
Housing completed or under construction	2,194,303	1,917,616
Land and land under development	1,734,515	1,843,235
Total inventories	3,928,818	3,760,851
Property and equipment, net	61,856	60,561
Deferred tax asset, net	17,100	17,942
Prepaids and other assets	114,120	106,562
Total homebuilding assets	4,717,564	4,543,134
Financial Services:
Cash and cash equivalents	107,503	104,821
Mortgage loans held-for-sale, net	187,914	282,529
Other assets	46,133	33,044
Total financial services assets	341,550	420,394
Total Assets	$5,059,114	$4,963,528
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$172,134	$149,488
Accrued and other liabilities	405,140	370,910
Revolving credit facility	10,000	10,000
Senior notes, net	1,481,976	1,481,781
Total homebuilding liabilities	2,069,250	2,012,179
Financial Services:
Accounts payable and accrued liabilities	100,551	97,903
Mortgage repurchase facility	178,231	256,300
Total financial services liabilities	278,782	354,203
Total Liabilities	2,348,032	2,366,382
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 71,162,245 and 70,668,093 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	712	707
Additional paid-in-capital	1,710,369	1,709,276
Retained earnings	1,000,001	887,163
Total Stockholders' Equity	2,711,082	2,597,146
Total Liabilities and Stockholders' Equity	$5,059,114	$4,963,528

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2022	2021

	(Dollars in thousands)
Operating Activities:
Net income	$148,421	$110,690
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	14,882	9,926
Depreciation and amortization	6,652	7,003
Inventory impairments	660	—
Deferred income tax expense (benefit)	842	(1,348)
Net changes in assets and liabilities:
Trade and other receivables	(16,677)	(40,282)
Mortgage loans held-for-sale, net	94,615	1,767
Housing completed or under construction	(277,187)	(218,655)
Land and land under development	108,755	34,978
Prepaids and other assets	(20,479)	(23,594)
Accounts payable and accrued other liabilities	57,571	61,558
Net cash provided by (used in) operating activities	118,055	(57,957)

Investing Activities:
Purchases of property and equipment	(6,884)	(5,749)
Net cash used in investing activities	(6,884)	(5,749)

Financing Activities:
Proceeds from (payments on) mortgage repurchase facility, net	(78,069)	15,092
Proceeds from issuance of senior notes	—	347,725
Dividend payments	(35,583)	(26,665)
Payments of deferred financing costs	—	(819)
Issuance of shares under stock-based compensation programs, net	(12,628)	1,009
Net cash provided by (used in) financing activities	(126,280)	336,342

Net increase (decrease) in cash, cash equivalents and restricted cash	(15,109)	272,636
Cash, cash equivalents and restricted cash:
Beginning of period	603,459	503,972
End of period	$588,350	$776,608

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$474,447	$678,194
Restricted cash	6,400	17,314
Financial Services:
Cash and cash equivalents	107,503	81,100
Total cash, cash equivalents and restricted cash	$588,350	$776,608

New Home Deliveries

	Three Months Ended March 31,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,243	$707,311	$569.0	1,276	$616,611	$483.2	(3)%	15%	18%
Mountain	548	335,128	611.5	612	324,717	530.6	(10)%	3%	15%
East	442	198,081	448.1	290	100,530	346.7	52%	97%	29%
Total	2,233	$1,240,520	$555.5	2,178	$1,041,858	$478.4	3%	19%	16%

Net New Orders

	Three Months Ended March 31,
	2022				2021				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,704	$1,000,954	$587.4	5.54	1,775	$904,691	$509.7	5.80	(4)%	11%	15%	(4)%
Mountain	920	581,971	632.6	5.63	1,011	562,753	556.6	5.91	(9)%	3%	14%	(5)%
East	527	253,850	481.7	4.78	423	168,021	397.2	4.62	25%	51%	21%	3%
Total	3,151	$1,836,775	$582.9	5.42	3,209	$1,635,465	$509.6	5.64	(2)%	12%	14%	(4)%
        *Calculated as total net new orders (gross orders less cancellations) in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended
	March 31,		%	March 31,		%
	2022	2021	Change	2022	2021	Change
West	112	97	15%	103	102	1%
Mountain	53	55	(4)%	55	57	(4)%
East	35	34	3%	37	31	19%
Total	200	186	8%	195	190	3%

Backlog

	March 31,
	2022			2021			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	4,677	$2,651,123	$566.8	4,209	$2,157,618	$512.6	11%	23%	11%
Mountain	2,546	1,668,048	655.2	2,417	1,355,201	560.7	5%	23%	17%
East	1,335	628,631	470.9	1,060	414,474	391.0	26%	52%	20%
Total	8,558	$4,947,802	$578.1	7,686	$3,927,293	$511.0	11%	26%	13%

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2022	2021	Change
Unsold:
Completed	19	36	(47)%
Under construction	313	64	389%
Total unsold started homes	332	100	232%
Sold homes under construction or completed	7,445	5,854	27%
Model homes under construction or completed	513	502	2%
Total homes completed or under construction	8,290	6,456	28%

Lots Owned and Optioned (including homes completed or under construction)

	March 31, 2022			March 31, 2021
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	15,548	4,237	19,785	12,658	3,921	16,579	19%
Mountain	6,741	4,240	10,981	6,790	3,418	10,208	8%
East	4,318	2,728	7,046	3,088	2,148	5,236	35%
Total	26,607	11,205	37,812	22,536	9,487	32,023	18%

Selling, General and Administrative Expenses

	Three Months Ended March 31,
	2022	2021	Change

	(Dollars in thousands)
General and administrative expenses	$71,983	$57,163	$14,820
General and administrative expenses as a percentage of home sale revenues	5.8%	5.5%	30 bps
Marketing expenses	$25,632	$25,703	$(71)
Marketing expenses as a percentage of home sale revenues	2.1%	2.5%	-40 bps
Commissions expenses	$31,699	$32,127	$(428)
Commissions expenses as a percentage of home sale revenues	2.6%	3.1%	-50 bps
Total selling, general and administrative expenses	$129,314	$114,993	$14,321
Total selling, general and administrative expenses as a percentage of home sale revenues	10.4%	11.0%	-60 bps

Capitalized Interest

	Three Months Ended March 31,
	2022	2021

	(Dollars in thousands)
Homebuilding interest incurred	$17,258	$17,332
Less: Interest capitalized	(17,258)	(17,332)
Homebuilding interest expensed	$—	$—

Interest capitalized, beginning of period	$58,054	$52,777
Plus: Interest capitalized during period	17,258	17,332
Less: Previously capitalized interest included in home cost of sales	(14,844)	(14,841)
Interest capitalized, end of period	$60,468	$55,268